UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2006 (June 1, 2006)

WQN, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27751	75-2838415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

509 Madison Avenue, Suite 1510 New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:	(212) 774-3656

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On June 1, 2006, WQN, Inc. (the "Company") received notification from The Nasdaq National Market ("Nasdaq") indicating that for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $5,000,000 as required for continued inclusion by Marketplace Rule 4450(a)(2) (the "Rule"). In accordance with Marketplace Rule 4450(e)(1), the Company was provided 90 calendar days, until August 30, 2006, to regain compliance by having its publicly held shares maintain a market value of $5,000,000 or greater for a minimum of ten consecutive trading days.

As previously disclosed, the Company had previously received written notices from Nasdaq regarding its failure to comply with Nasdaq's continued listing requirements as a result of its delinquent Form 10-KSB for the year ending December 31, 2005 and its Form 10-QSB for the period ending March 31, 2006. While the Company has cured its deficiency with respect to its Form 10-KSB by filing the delinquent annual report, the Company had a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") on June 1, 2006 at which hearing the Company's non-compliance with Nasdaq's continued listing requirements due to its delinquent Form 10-QSB was considered. A decision of the Panel is pending. There can be no assurance that the Panel will grant the Company's request for continued listing.

The press release issued by the Company on June 7, 2006 regarding these matters is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 4.01	Changes in Registrant's Certifying Accountant

On June 2, 2006, Grant Thornton LLP ("Grant Thornton") informed WQN, Inc. (the "Company") that they would resign their engagement as the Company's independent auditors. The Company's Audit Committee has discussed the resignation with Grant Thornton.

For the fiscal years ended December 31, 2004 and 2005, Grant Thornton's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope or accounting principles. As disclosed in the Company's Form 10-K for the year ending December 31, 2005 (the "Form 10-K"), however, based on an evaluation by the management of the Company, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2005, the Chief Executive Officer and Chief Financial Officer of the Company concluded that, as a result of the material weaknesses in the internal controls over financial reporting for the Company’s investment in Park Ave. Assoc. LLC (“PAA”) and certain other financial reporting matters as described in Item 8A of the Form 10-K, the Company’s internal controls were not effective to ensure that information required to be disclosed in the reports that the Company files and submits under the Exchange Act were (i) recorded, processed, summarized and reported as and when required and (ii) accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding disclosure. Grant Thornton informed the Company that they considered the matters described above to be material weaknesses in the Company’s internal controls over financial reporting. The Company has taken the corrective actions described in Item 8A of the Form 10-K to address the material weaknesses.

During the fiscal years ended December 31, 2004 and 2005 and through June 1, 2006, (1) there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and (2) there were no disagreements or events reportable pursuant to Item 304(a)(1)(iv)(B) or (C) of Regulation S-B promulgated by the Securities and Exchange Commission ("SEC"), except as described above.

Attached to this filing is a letter from Grant Thornton addressed to the SEC stating that Grant Thornton agrees with the statements contained in this Item 4.01.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Number	Description
16.1	Letter from Grant Thornton LLP dated June 7, 2006 addressed to the Securities and Exchange Commission regarding change in certifying accountant.

99.1	Press release dated June 7, 2006 by WQN, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 7, 2006

WQN, INC.

By:	/s/ David S. Montoya

David S. Montoya

Chief Financial Officer